Exhibit 23.1

809 Glen Eagles Court, Suite 200 Baltimore, MD 21286 P 410.823.8000 F 410.296.4815 dhgllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

New Windsor Bancorp, Inc.

We consent to the incorporation of our report dated May 25, 2017, relating to the consolidated financial statements of New Windsor Bancorp, Inc. as of and for the year ended December 31, 2016 which report appears in the attached Form 8-K/A of ACNB Corporation.

/s/ Dixon Hughes Goodman LLP

Baltimore, Maryland

September 12, 2017